As filed with the Securities and Exchange Commission on May 7, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COVANTA HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	95-6021257
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40 Lane Road
Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)
Covanta Holding Corporation Equity Award Plan for Employees and Officers
Covanta Holding Corporation Equity Award Plan for Directors
(Full title of plan)
Anthony J. Orlando
President and Chief Executive Officer
Covanta Holding Corporation
40 Lane Road
Fairfield, New Jersey 07004
(Name and address of agent for service)
(973) 882-9000
(Telephone number, including area code, of agent for service)

with copies to:

Timothy J. Simpson, Esq.
Executive Vice President,
General Counsel and Secretary
Covanta Holding Corporation
40 Lane Road
Fairfield, New Jersey 07004
(973) 882-9000
David S. Stone, Esq.
Neal, Gerber & Eisenberg LLP
Two North LaSalle Street
Chicago, Illinois 60602
(312) 269-8000
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered (1)	per share (2)	offering price (2)	registration fee
Common Stock (par value $.10 per share)	6,300,000	$27.43	$172,809,000	$6,792

(1)	Pursuant to Rule 416 of the Securities Act of 1933, also covers such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act of 1933 and based on the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on May 2, 2008.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
Form of Stock Option Agreement
Form of Restricted Stock Award Agreement
Opinion of Neal, Gerber & Eisenberg LLP
Consent of Independent Registered Public Accounting Firm
Consent of Independent Registered Public Accounting Firm

EXPLANATORY STATEMENT
     This Registration Statement on Form S-8 is filed to register an additional 6,300,000 shares of common stock, par value $.10 per share (the “Common Stock”), of Covanta Holding Corporation (the “Company”), as a result of an increase of 6,000,000 shares of Common Stock issuable under the Company’s Equity Award Plan for Employees and Officers, as amended (the “Employees Plan”), and an increase of 300,000 shares of Common Stock issuable under the Company’s Equity Award Plan for Directors (the “Directors Plan” and together with the Employees Plan, the “Plans”). The Company previously filed Registration Statements on Form S-8 relating to the Plans with the Securities and Exchange Commission (the “Commission”) on October 7, 2004 (File No. 333-119609) and on December 1, 2005 (File No. 333-130046). Pursuant to General Instruction E of Form S-8, this Registration Statement has been prepared in accordance therewith and the previously filed Registration Statements are hereby incorporated by reference herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
4.1	Covanta Holding Corporation Equity Award Plan for Employees and Officers (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement, filed on April 1, 2008).

4.2	Covanta Holding Corporation Equity Award Plan for Directors (incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement, filed on April 1, 2008).

4.3	Form of Covanta Holding Corporation Stock Option Agreement.

4.4	Form of Covanta Holding Corporation Restricted Stock Award Agreement.

4.5	Form of Covanta Holding Company Restricted Stock Award Agreement for Directors (incorporated by reference to the Company’s Current Report on Form 8-K, filed on June 2, 2006).

5.1	Opinion of Neal, Gerber & Eisenberg LLP.

23.1	Consent of Independent Registered Public Accounting Firm of Covanta Holding Corporation and Subsidiaries, dated May 2, 2008, by Ernst & Young LLP.

23.2	Consent of Independent Registered Public Accounting Firm of Quezon Power, Inc., dated May 2, 2008, by Sycip Gorres Velayo & Co., a Member Practice of Ernst & Young Global Limited.

23.3	Consent of Neal, Gerber & Eisenberg LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of New Jersey, on May 1, 2008.

COVANTA HOLDING CORPORATION (Registrant)
By:	/s/ ANTHONY J. ORLANDO
Anthony J. Orlando
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ANTHONY J. ORLANDO and TIMOTHY J. SIMPSON, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed on May 1, 2008, by the following persons in the capacities indicated:

Signature	Title

/s/ Samuel Zell	Chairman of the Board

Samuel Zell

/s/ Anthony J. Orlando	President and Chief Executive Officer and Director

Anthony J. Orlando	(Principal Executive Officer)

/s/ Mark A. Pytosh	Executive Vice President and Chief Financial Officer

Mark A. Pytosh	(Principal Financial Officer)

/s/ Thomas E. Bucks	Vice President and Chief Accounting Officer

Thomas E. Bucks	(Principal Accounting Officer)

/s/ David M. Barse	Director

David M. Barse

/s/ Ronald J. Broglio	Director

Ronald J. Broglio

/s/ Peter C.B. Bynoe	Director

Peter C.B. Bynoe

/s/ Richard L. Huber	Director

Richard L. Huber

Signature	Title

/s/ Linda J. Fisher	Director

Linda J. Fisher

/s/ William C. Pate	Director

William C. Pate

/s/ Robert S. Silberman	Director

Robert S. Silberman

/s/ Jean Smith	Director

Jean Smith

/s/ Clayton Yeutter	Director

Clayton Yeutter

EXHIBIT INDEX
4.1	Covanta Holding Corporation Equity Award Plan for Employees and Officers (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement, filed on April 1, 2008).

4.2	Covanta Holding Corporation Equity Award Plan for Directors (incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement, filed April 1, 2008).

4.3	Form of Covanta Holding Corporation Stock Option Agreement.

4.4	Form of Covanta Holding Corporation Restricted Stock Award Agreement.

4.5	Form of Covanta Holding Company Restricted Stock Award Agreement for Directors (incorporated by reference to the Company’s Current Report on Form 8-K, filed on June 2, 2006).

5.1	Opinion of Neal, Gerber & Eisenberg LLP.

23.1	Consent of Independent Registered Public Accounting Firm of Covanta Holding Corporation and Subsidiaries, dated May 2, 2008, by Ernst & Young LLP.

23.2	Consent of Independent Registered Public Accounting Firm of Quezon Power, Inc., dated May 2, 2008, by Sycip Gorres Velayo & Co., a Member Firm of Ernst & Young Global Limited.

23.3	Consent of Neal, Gerber & Eisenberg LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement).